Filed Pursuant to Rule 424(b)(5)
Registration No. 333-279239

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 1, 2024)

2,000,000 Shares of Common Stock

We are offering 2,000,000 shares of our common stock, par value $0.0000001 per share, directly to certain institutional investors pursuant to this prospectus supplement and the accompanying prospectus and a securities purchase agreement with such investors.

Our common stock is listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “LNZA.” On May 14, 2026, the last reported sale price of our common stock was $17.15 per share.

We have engaged D. Boral Capital LLC to act as our sole placement agent in connection with this offering. The placement agent is not purchasing the securities offered by us in this offering and is not required to arrange the purchase or sale of any specific number or dollar amount of securities, but will use its reasonable best efforts to arrange for the sale of the securities offered hereby. We have agreed to pay the placement agent fees set forth in the table below. See “Plan of Distribution” of this prospectus supplement for more information.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement, as well as those risk factors described in the documents that are incorporated herein by reference, for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share of Common Stock	Total
Public offering price	$10.00	$20,000,000.00
Placement agent fees(1)	$0.65	$1,300,000.00
Proceeds to us, before expenses	$9.35	$18,700,000.00

(1)

We have agreed to pay the placement agent a cash fee equal to 6.5% of the gross proceeds received by us from the sale of shares of common stock in this offering. In addition, we have agreed to reimburse certain expenses of the placement agent in connection with this offering. See “Plan of Distribution” beginning on page S-18 of this prospectus supplement for a description of the compensation to be received by the placement agent.

Delivery of the shares of common stock is expected to be made on or about May 18, 2026.

Sole Placement Agent

The date of this prospectus supplement is May 15, 2026.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. If the information contained or incorporated by reference in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission (the “SEC”) before the date of this prospectus supplement, you should rely on the information set forth in this prospectus supplement. In general, when we refer to the prospectus, we are referring to both the prospectus supplement and the accompanying prospectus combined.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus we may provide to you in connection with this offering. Neither we nor the placement agent have authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus, as applicable, and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, as well as the documents incorporated by reference herein and therein and the additional information described under “Where You Can Find More Information; Incorporation by Reference” in this prospectus supplement and in the accompanying prospectus, before investing in our securities.

In this prospectus supplement, unless the context otherwise indicates, the terms “LanzaTech,” the “Company,” “we,” “our” and “us” or similar terms refer to LanzaTech Global, Inc. and its subsidiaries. When we refer to “you,” we mean the potential holders of our common stock.

Certain information contained in this prospectus supplement and the accompanying prospectus relates to or is based on studies, publications, surveys and other data obtained from third-party sources and LanzaTech’s own internal estimates and research. While we believe these third-party sources to be reliable as of the date of this prospectus supplement, we have not independently verified the market and industry data contained in this prospectus supplement or the underlying assumptions relied on therein. Finally, while we believe our own internal research is reliable, such research has not been verified by any independent source.

S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are subject to the “safe harbor” created by those sections. This includes, without limitation, statements regarding the financial position, business strategy and the plans and objectives of management for future operations. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. When we discuss our strategies or plans, we are making projections, forecasts or forward-looking statements.

Forward-looking statements may include, for example, statements about:

•	our ability to continue operations as a going concern;

•	our ability to attract new investors and raise substantial additional financing to fund our operations and/or execute on our other strategic options;

•

delays or interruptions in government contract awards, funding cycles or agency operations (including due to a government shutdown) that could postpone project milestones and defer related revenue recognition;

•	our ability to maintain the listing of our securities on the Nasdaq Stock Market LLC (“Nasdaq”);

•	our ability to execute on our business strategy and achieve profitability;

•	our ability to attract, retain and motivate qualified personnel;

•	our anticipated growth rate and market opportunities;

•	the potential liquidity and trading of our securities;

•	our future financial performance and capital requirements;

•	our assessment of the competitive landscape;

•	our ability to comply with laws and regulations applicable to our business;

•	our ability to enter into, successfully maintain and manage relationships with industry partners;

•	the availability of governmental programs designed to incentivize the production and consumption of low-carbon fuels and carbon capture and utilization;

•	our ability to adequately protect our intellectual property rights;

•	our ability to manage our growth effectively;

•	our ability to increase our revenue from engineering services, sales of equipment packages and sales of CarbonSmart products and to improve our operating results; and

•	our ability to remediate the material weaknesses in our internal control over financial reporting and to maintain effective internal controls.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

S-iii

These forward-looking statements are based on our current expectations and projections about future events and are subject to a number of risks, uncertainties and assumptions, including those described in Part I, “Item 1A–Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2025, in addition to those discussed elsewhere in this prospectus supplement. Moreover, we operate in a complex industry, and new risks emerge from time to time. It is not possible for management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus supplement may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

The forward-looking statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are made only as of the date of the applicable document. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. LanzaTech does not undertake any obligation to update publicly any forward-looking statements for any reason after the date of this prospectus supplement to conform these statements to actual results or to changes in expectations, except as required by law.

You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein with the understanding that the actual future results, levels of activity, performance, events and circumstances of LanzaTech may be materially different from what is expected.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read the entire prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and related notes in our filings with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

Overview

LanzaTech is headquartered in Skokie, Illinois, USA. The Company is a nature-based carbon refining company that transforms waste carbon into the chemical building blocks for consumer goods such as fuels, fabrics, and packaging that people use in their daily lives. The Company’s customers leverage its proven proprietary gas fermentation technology platform to convert certain feedstocks, including waste carbon gases, into fuels and chemicals such as ethanol. The Company performs related services such as feasibility studies, engineering services, and research and development in biotechnology for commercial and government entities. The Company also purchases chemicals produced at customer facilities employing the Company’s technology and sells them under the brand name CarbonSmart. The Company has also been developing the capabilities to produce single cell protein as a primary product from its gas fermentation platform.

As of March 31, 2026, the Company’s technology was operated by licensees at four commercial-scale ethanol plants in China, one plant in Belgium and one in the commissioning phase in India, with others currently in development in various countries.

Corporate Information

We were incorporated in Delaware on January 28, 2021, under the name AMCI Acquisition Corp. II (“AMCI”), in order to effectuate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. AMCI completed its initial public offering on August 6, 2021. On February 8, 2023, AMCI and LanzaTech NZ, Inc. consummated a business combination. On February 8, 2023, AMCI changed its name to LanzaTech Global, Inc.

Our common stock is traded on Nasdaq under the symbol “LNZA.” The mailing address of our principal executive office is 8045 Lamon Avenue, Suite 400, Skokie, Illinois 60077, and our telephone number is (847) 324-2400. Our website address is https://lanzatech.com. The information contained in, or that can be accessed through, our website is not part of this prospectus supplement. We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC.

THE OFFERING

Common stock offered by us	2,000,000 shares of common stock.

Common stock to be outstanding after the offering	13,089,163 shares of common stock.

Use of proceeds	We estimate the net proceeds to us from this offering will be approximately $18,330,000, after deducting placement agent fees and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes. See “Use of Proceeds”.

Listing	Our common stock is listed on Nasdaq under the symbol “LNZA.”

Risk factors	See “Risk Factors” beginning on page S-3 of this prospectus supplement and other information incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors that you should read and consider before investing in our securities.

****

The number of shares of our common stock that will be outstanding after this offering as shown above is based on 10,089,163 shares of common stock outstanding as of March 31, 2026 plus 1,000,000 shares of common stock issued to LanzaTech Global SPV, LLC (“LT Global”) on May 13, 2026, under a subscription agreement with LT Global dated May 10, 2026 (as amended, the “Subscription Agreement”) in a private placement, and excludes the following in each case as of such date:

•	2,000,000 shares of common stock issuable upon the exercise of the put/call options set forth in the Subscription Agreement;

•

7,800,000 shares of common stock issuable upon exercise of a warrant (the “PIPE Warrant”) issued to LT Global at an exercise price equal to $0.0000001 per share (subject to adjustments in certain events);

•

44,661 shares of common stock issuable upon the exercise of certain warrants originally issued in a private placement in connection with our initial public offering and issued upon the conversion of certain working capital loans, at a price of $1,150.00 per warrant;

•

78,081 shares of common stock issuable upon the exercise of the certain warrants originally issued in connection with our initial public offering entitling the holder thereof to purchase one share of the Company’s common stock at a price of $1,150.00 per warrant;

•	300,000 shares of common stock issuable under a warrant held by an institutional holder at an exercise price of $10.00;

•	20,735 shares of common stock issuable upon the exercise of certain other warrants;

•	124,242 shares of common stock issuable upon the exercise of options outstanding as of March 31, 2026, at a weighted average exercise price of $219.23 per share of common stock;

•	4,322 shares of common stock issuable upon the vesting of restricted stock units outstanding as of March 31, 2026;

•	35,883 shares of common stock issuable upon the vesting of performance stock units outstanding as of March 31, 2026; and

•	198,137 shares of common stock reserved for future issuance under our long-term incentive plan.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described below and discussed under the section “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated herein by reference, together with the other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference herein and any free writing prospectus prepared by or on behalf of us or to which we have referred you. If any of these risks actually occur, our business, financial condition, results of operations or prospects could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section in this prospectus supplement entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to this Offering

We have broad discretion to determine how to use the funds raised in this offering, and may use them in ways that may not enhance our operating results or the price of our common stock.

Our management team will have broad discretion in the application of the net proceeds from this offering and could spend or invest the proceeds in ways with which our stockholders disagree. Accordingly, investors will need to rely on our management team’s judgment with respect to the use of these proceeds. In addition, we may invest the net proceeds from this offering in short-term, long-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

You will experience immediate dilution in your investment.

Purchasers of our securities in this offering will pay a price per share of common stock that exceeds the net tangible book value per share of our common stock. After giving effect to this offering at the offering price of $10.00 per share of common stock and, after deducting placement agent fees and estimated offering expenses payable by us, you will experience immediate dilution of $4.51 per share, representing the difference between the offering price and our as adjusted net tangible book value per share as of March 31, 2026 after giving effect to this offering. See the section entitled “Dilution” for additional information.

You may experience future dilution as a result of the exercise of outstanding warrants and the consummation of any additional equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by the investors in this offering, and the investors purchasing shares or other securities in the future could have rights superior to those of existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by the investors in this offering.

In January 2026, we issued a warrant to LT Global to purchase up to 7,800,000 shares of common stock, which warrant is exercisable at any time prior to 5:00 p.m. New York City time on December 31, 2030. In addition, the Subscription Agreement provides that LT Global and the Company shall have the right from time to time, upon written notice to the other and subject to certain terms and conditions, to require the issuance and purchase of a number of additional shares of common stock at $10.00 per share for an aggregate purchase price of up to $20,000,000 at any time and from time to time prior to May 13, 2027. The issuance of additional shares of common stock upon the exercise of the warrant and/or the put/call options in the Subscription Agreement would increase the number of shares issued and outstanding, which would result in significant dilution for stockholders of their ownership and voting interests in the Company. Any additional equity financing we consummate would result in further dilution.

The price of our common stock may be volatile.

Fluctuations in the price of our common stock could contribute to the loss of all or part of your investment. The trading price of our common stock may be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our common stock and our common stock may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our common stock may not recover and may experience a further decline. Factors affecting the trading price of our securities may include:

•	our ability to execute on our business initiatives;

•	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•	changes in the market’s expectations about our operating results, liquidity and our ability to continue as a going concern;

•	the development of new plants;

•	success of competitors;

•	operating results failing to meet the expectations of securities analysts or investors in a particular period;

•	entering into new agreements with partners;

•	changes in financial estimates and recommendations by securities analysts concerning LanzaTech or the industry in which we operate in general;

•	operating and stock price performance of other companies that investors deem comparable to LanzaTech;

•	our ability to market new and enhanced products and services on a timely basis;

•	media and consumer sentiment towards our mission and business operations;

•	changes in laws and regulations affecting our business;

•	commencement of, or involvement in, litigation involving LanzaTech;

•	changes in LanzaTech’s capital structure, such as future issuances of securities or the incurrence of additional debt;

•	the volume of shares of common stock available for public sale;

•	our ability to maintain compliance with listing requirements;

•	any major change in our board of directors (the “Board”) or management;

•	sales of substantial amounts of common stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and

•	general economic and political conditions such as tariffs, recessions, interest rates, fuel prices, international currency fluctuations, trade restrictions and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general, and Nasdaq specifically, have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, you may not be able to sell your common stock at or above the price at which it was acquired. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to LanzaTech could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain financing in the future.

The price of our common stock may be adversely affected by the future issuance and sale of shares of our common stock or other equity securities.

We cannot predict the size of future issuances or sales of our common stock or other equity securities, acquisitions or capital raising activities, or the effect, if any, that such issuances or sales may have on the market price of our common stock. The issuance and sale of substantial amounts of common stock or other equity securities or announcement that such issuances and sales may occur, could adversely affect the market price of our common stock.

Our ability to use our net operating loss carryforwards and certain other tax attributes may be limited.

Our net operating loss (“NOL”) carryforwards are subject to review and possible adjustment by the United States Internal Revenue Service (“IRS”) and state tax authorities. Under Sections 382 of the United States Internal Revenue Code of 1986, as amended (the “Code”), a corporation that undergoes an “ownership change” is subject to annual limitations on its ability to utilize its pre-change NOL carryforwards to offset future taxable income. An “ownership change” pursuant to Section 382 of the Code generally occurs if one or more stockholders or groups of stockholders who own at least 5% of a company’s stock increase their ownership (as measured by value) by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. We may have had a change in ownership in the past and may have a change in ownership as a result of this offering. Therefore, our ability to utilize our NOL carryforwards incurred prior to such potential ownership change may be subject in future periods to annual limitations. In addition, if we underwent or were to undergo an ownership change as a result of transactions involving our stock, including this offering or any offering of our stock or purchases or sales of stock between 5% holders, our ability to utilize NOL carryforwards could be further limited by Section 382 of the Code. As a result, a portion of our NOL carryforwards may expire before we would be able to use them. These limitations and/or our failure to generate sufficient taxable income may result in the expiration of NOL carryforwards before they are utilized. If we are unable to utilize our NOL carryforwards, there may be a negative impact on our financial position and results of operations.

In addition to the aforementioned federal income tax implications pursuant to Section 382 of the Code, most states follow the general provisions of Section 382 of the Code, either explicitly or implicitly resulting in separate state limitations with respect to any NOL carryforwards.

Risks Related to Our Common Stock

For a discussion of the risks related to our common stock, investors should carefully read and consider the risks discussed below and under “Risk Factors–Risks Related to Ownership of Our Securities” in our Annual Report on Form 10-K for the year ended December 31, 2025 incorporated by reference herein.

There has not been an active market for trading in our common stock, and our previous securities offerings have concentrated, and the exercise of our warrants will concentrate, our share ownership and could further limit trading activity.

There currently is not an active market for trading in our common stock, which we believe is in part due to our previous securities offerings, which are described in our Annual Report on Form 10-K for the year ended December 31, 2025 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 incorporated by reference herein.

In addition, the issuance of shares of common stock upon the exercise of previously-issued warrants will further concentrate the ownership of our common stock in a limited number of holders. Assuming (i) the full cashless exercise of the PIPE Warrant and (ii) the full exercise by either us or LT Global of the put/call options set forth in the Subscription Agreement, LT Global and certain other entities affiliated with Vinod Khosla (collectively, “Khosla Ventures”) would beneficially own approximately 69.3% of the 20,889,163 outstanding shares of common stock after giving effect to this offering, which would represent the largest ownership position of the Company, and the investors who purchased our securities issued in January 2026, together with Khosla Ventures, would collectively beneficially own approximately 92.7% of the outstanding shares of common stock after giving effect to this offering. No other existing stockholder would beneficially own 5% or more of the outstanding shares of common stock. To the extent that Khosla Ventures or any existing Company stockholder participates in any additional equity financing, their beneficial ownership would further increase. This concentration of share ownership could further limit trading activity in our common stock and make it more difficult for stockholders to sell their common stock at prevailing market prices or at all.

Khosla Ventures has significant influence over us, and their interests may conflict with those of our other stockholders in the future.

Khosla Ventures currently has the largest ownership position in the Company. See “—There has not been an active market for trading in our common stock, and our previous securities offerings have concentrated, and the exercise of our warrants will concentrate, our share ownership and could further limit trading activity” above. As a result, and so long as they hold a significant amount of our voting power, Khosla Ventures will have significant influence over the outcome of all matters requiring stockholder approval, including the election and removal of our directors, and thereby our corporate and management policies. In addition, Khosla Ventures may vote their shares in a manner that, in their judgment, could enhance their investment, but which may conflict with our interests or those of our other stockholders. This concentration of ownership may also delay or deter possible changes in control of the Company or deprive our other stockholders of an opportunity to receive a premium for their shares of common stock as part of a sale of the Company, which may ultimately affect the market price of our common stock.

USE OF PROCEEDS

We estimate the net proceeds to us from this offering will be approximately $18,330,000, after deducting placement agent fees and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes.

The amount, timing and nature of specific expenditures of net proceeds from this offering will depend on a number of factors, including the factors described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein, as well as the amount of cash used in our operations. As of the date of this prospectus supplement, we cannot specify with certainty the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds.

DILUTION

If you invest in our securities in this offering, your ownership interest will be diluted immediately to the extent of the difference between the offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock after this offering.

The historical net tangible book value of our common stock as of March 31, 2026 was $48.1 million or $4.76 per share. Historical net tangible book value per share of our common stock represents our total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding as of that date.

After giving effect to the sale of 2,000,000 shares of common stock in this offering at an offering price of $10.00 per share, for estimated net proceeds of $18,330,000, after deducting placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2026, would have been $66.4 million or $5.49 per share of our common stock. This represents an immediate increase in net tangible book value per share of $0.73 to the existing stockholders and an immediate dilution in net tangible book value per share of $4.51 to new investors. The following table illustrates this per share dilution to new investors:

Offering price per share		$10.00
Historical net tangible book value per share as of March 31, 2026	$4.76
Increase in net tangible book value per share after giving effect to the offering	$0.73

As adjusted net tangible book value per share after this offering		$5.49

Dilution in net tangible book value per share to new investors		$4.51

The above discussion and table also excludes 1,000,000 shares of common stock issued to LT Global under the Subscription Agreement and 2,000,000 shares of common stock issuable upon the exercise of the put/call options set forth in the Subscription Agreement. The above discussion and table is based on 10,089,163 shares of our common stock outstanding as of March 31, 2026, and exclude, as of March 31, 2026, the following:

•	2,000,000 shares of common stock issuable upon the exercise of the put/call options set forth in the Subscription Agreement;

•	7,800,000 shares of common stock issuable upon exercise of the PIPE Warrant;

•

44,661 shares of common stock issuable upon the exercise of certain warrants originally issued in a private placement in connection with our initial public offering and issued upon the conversion of certain working capital loans, at a price of $1,150.00 per warrant;

•

78,081 shares of common stock issuable upon the exercise of the certain warrants originally issued in connection with our initial public offering entitling the holder thereof to purchase one share of the Company’s common stock at a price of $1,150.00 per warrant;

•	300,000 shares of common stock issuable under a warrant held by an institutional holder at an exercise price of $10.00;

•	20,735 shares of common stock issuable upon the exercise of certain other warrants;

•	124,242 shares of common stock issuable upon the exercise of options outstanding as of March 31, 2026, at a weighted average exercise price of $219.23 per share of common stock;

•	4,322 shares of common stock issuable upon the vesting of restricted stock units outstanding as of March 31, 2026;

•	35,883 shares of common stock issuable upon the vesting of performance stock units outstanding as of March 31, 2026; and

•	198,137 shares of common stock reserved for future issuance under our long-term incentive plan.

To the extent that outstanding options or warrants are exercised, or restricted stock units are vested and settled, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible securities, the issuance of these securities may result in further dilution to our stockholders. See “Risk Factors–You may experience future dilution as a result of the exercise of outstanding warrants and the consummation of any additional equity offerings.”

The information above reflects and assumes no exercise or settlement of the stock options, restricted stock units or warrants, including the PIPE Warrant, outstanding as of March 31, 2026.

DESCRIPTION OF COMMON STOCK

The following description of our common stock does not purport to be complete and is subject to, and qualified in its entirety by, our certificate of incorporation and bylaws, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, and by applicable law.

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, shares of our common stock as set forth in this prospectus supplement. The following section describes the material features and rights of our common stock, $0.0000001 par value per share, and does not purport to be complete. It is subject to, and qualified in its entirety by reference to, our second amended and restated certificate of incorporation, as amended (the “Charter”) and our Bylaws (the “Bylaws”) and applicable provisions of the Delaware General Corporation Law (“DGCL”). Each of our Charter and Bylaws is incorporated by reference as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

General

Under the Charter, we have the authority to issue 25,800,000 shares of common stock. Our common stock is listed on Nasdaq under the symbol “LNZA.” The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of the preferred stock we may designate and issue in the future. As of March 31, 2026, there were 10,089,163 shares of our common stock outstanding and no shares of preferred stock outstanding.

Common Stock Outstanding

The outstanding shares of our common stock are, and any shares of common stock issued upon conversion of securities convertible into our common stock will be, duly authorized, validly issued, fully paid and non-assessable.

Voting Rights

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of shares of common stock possess all voting power for the election of LanzaTech’s directors and all other matters requiring stockholder action. Holders of shares of common stock are entitled to one vote for each share held on all matters to be voted on by stockholders.

Our Board is divided into three classes, each of which will generally serve for a term of three years with one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Dividends

Subject to applicable law and the rights, if any, of the holders of any outstanding series of the preferred stock, holders of shares of common stock will be entitled to receive such dividends, if any, as may be declared from time to time by the Board in its discretion out of funds legally available therefor. Any payment of cash dividends in the future will be dependent upon LanzaTech’s revenues and earnings, if any, capital requirements and general financial conditions. In no event will any stock dividends or stock splits or combinations of stock be declared or made on shares of common stock unless the shares of common stock at the time outstanding are treated equally and identically.

Liquidation, Dissolution and Winding Up

In the event of LanzaTech’s voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of shares of common stock will be entitled to receive an equal amount per share of all of

LanzaTech’s assets of whatever kind available for distribution to stockholders, after the rights of the holders of any preferred stock have been satisfied.

Preemptive or Other Rights

Stockholders have no preemptive or other subscription rights. No sinking fund provisions are applicable to the common stock.

Certain Anti-Takeover Provisions of Delaware Law and our Charter and Bylaws

Charter and Bylaws

Among other things, the Charter and Bylaws:

•

permit the Board to issue up to 20,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change of control;

•	provide that the number of directors of LanzaTech may be changed only by resolution of the Board;

•

provide that, subject to the rights of any series of preferred stock to elect directors, directors may be removed only with cause by the holders of at least 66 2⁄3% of all of LanzaTech’s then-outstanding shares of the capital stock entitled to vote generally at an election of directors;

•

provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•

provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

•	provide that special meetings of stockholders may be called by the Board pursuant to a resolution adopted by a majority of the Board;

•

provide that the Board will be divided into three classes of directors, with the classes to be as nearly equal as possible, and with the directors serving three-year terms, therefore making it more difficult for stockholders to change the composition of the Board; and

•

do not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.

The combination of these provisions will make it more difficult for the existing stockholders to replace the Board as well as for another party to obtain control of LanzaTech by replacing the Board. Because the Board has the power to retain and discharge the executive officers of the Company, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for the Board to issue shares of preferred stock with voting or other rights or preferences that could impede the success of any attempt to change the control of LanzaTech.

These provisions are intended to enhance the likelihood of continued stability in the composition of the Board and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce LanzaTech’s vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for LanzaTech’s shares and may have the effect of delaying changes in its control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of LanzaTech’s common stock.

Certain Anti-Takeover Provisions of Delaware Law

LanzaTech is subject to the provisions of Section 203 of the DGCL, which prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of a corporation’s assets. However, the above provisions of Section 203 would not apply if:

•	the relevant board of directors approves the transaction that made the stockholder an interested stockholder prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of the corporation’s voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•

on or subsequent to the date of the transaction, the initial business combination is approved by the board of directors and authorized at a meeting of the corporation’s stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

These provisions may have the effect of delaying, deferring, or preventing changes in control of LanzaTech.

Classified Board of Directors

Our Board is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. Our Charter provides that the authorized number of directors may be changed only by resolution of the Board. Directors may be removed only for cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the votes that all our stockholders would be entitled to vote generally in an election of directors voting together as a single class. Any vacancy on the Board, including a vacancy resulting from an enlargement of the Board, may be filled only by vote of a majority of our directors then in office, even if less than a quorum. Each director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified.

Authorized but Unissued Shares

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Stockholder Action and Special Meetings

Our Charter provides that any action required or permitted to be taken by the stockholders of the Company must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders. Our Charter further provides that meetings of stockholders of the Company may be called only by the Chairman of the Board, the Chief Executive Officer of the Company, or the Board pursuant to a resolution adopted by a majority thereof, and that the ability of the stockholders of the Company to call a special meeting is specifically denied.

Exclusive Forum Selection

Our Charter requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty, arising pursuant to any provision of the DGCL, Charter or Bylaws, or governed by the internal affairs doctrine, may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (i) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within 10 days following such determination), (ii) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or (iii) for which the Court of Chancery does not have subject matter jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in the Charter.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. We cannot be certain that a court will decide that this provision is either applicable or enforceable, and if a court were to find the choice of forum provision contained in our Charter to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions.

Our Charter provides that the exclusive forum provision is applicable to the fullest extent permitted by applicable law. Notwithstanding the foregoing, the choice of forum provision will not apply to claims brought to enforce any liability or duty created by the Securities Act, the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Unless the Company consents in writing to the selection of an alternative forum, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS TO NON-U.S. HOLDERS

The following is a summary of certain U.S. federal income tax consequences of the ownership and disposition of our common stock. This summary deals only with common stock that is held as a capital asset by a Non-U.S. Holder (as defined below).

A “Non-U.S. Holder” means a beneficial owner of our common stock that is not, for U.S. federal income tax purposes, any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

This summary is based upon provisions of the Code, and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. This summary does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances, nor does it address the Medicare tax on net investment income, U.S. federal estate and gift taxes or the effects of any state, local or non-U.S. tax laws. In addition, it does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws (including if you are a U.S. expatriate, foreign pension fund, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other pass-through entity for U.S. federal income tax purposes). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. For purposes of this summary, a Non-U.S. Holder does not include a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes. If you are a partnership or a partner of a partnership considering an investment in our common stock, you should consult your tax advisors.

If you are considering the purchase of our common stock, you should consult your own tax advisors concerning the particular U.S. federal income tax consequences to you of the ownership and disposition of our common stock, as well as the consequences to you arising under other U.S. federal tax laws and the laws of any other taxing jurisdiction.

Dividends

If we do make a distribution of cash or property (other than certain pro rata distributions of our stock) in respect of our common stock, the distribution generally will be treated as a dividend for U.S. federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a Non-U.S. Holder’s common stock, and to the extent the amount of the distribution exceeds a Non-U.S. Holder’s adjusted tax basis in our common stock, the excess will be treated as gain from the disposition of our common stock (the tax treatment of which is discussed below under “—Gain on Disposition of Common Stock”).

Dividends paid to a Non-U.S. Holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the U.S. (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis generally in the same manner as if the Non-U.S. Holder were a U.S. person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A Non-U.S. Holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such Non-U.S. Holder is not a U.S. person as defined under the Code and is eligible for treaty benefits or (b) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable U.S. Treasury regulations. Special certification and other requirements apply to certain Non-U.S. Holders that are pass-through entities rather than corporations or individuals.

A Non-U.S. Holder eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Disposition of Common Stock

Subject to the discussion of backup withholding below, any gain realized by a Non-U.S. Holder on the sale or other disposition of our common stock generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a trade or business of the Non-U.S. Holder in the U.S. (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the Non-U.S. Holder);

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes and certain other conditions are met.

A Non-U.S. Holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the Non-U.S. Holder were a U.S. person as defined under the Code. In addition, if any Non-U.S. Holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such Non-U.S. Holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual Non-U.S. Holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by U.S. source capital losses even though the individual is not considered a resident of the United States.

Generally, a corporation is a “U.S. real property holding corporation” (“USRPHC”) if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We believe we currently are not, and we do not anticipate becoming, a USRPHC for U.S. federal income tax purposes.

Information Reporting and Backup Withholding

Distributions paid to a Non-U.S. Holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

A Non-U.S. Holder will not be subject to backup withholding on distributions received if such holder certifies under penalty of perjury that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our common stock within the U.S. or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any dividends paid on our common stock to (i) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the U.S.) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial U.S. beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Dividends,” an applicable withholding agent may credit the withholding under FATCA against, and therefore reduce, such other withholding tax. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other taxable disposition of our common stock, proposed U.S. Treasury regulations (upon which taxpayers may rely until final regulations are issued) eliminate FATCA withholding on payments of gross proceeds entirely. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our common stock.

PLAN OF DISTRIBUTION

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering 2,000,000 shares of common stock at a price of $10.00 per share. We have entered into a securities purchase agreement, dated as of May 15, 2026 (the “Securities Purchase Agreement”), directly with the purchasing investors relating to the sale of our common stock pursuant to this offering.

Pursuant to a placement agency agreement, dated as of May 15, 2026 (the “Placement Agency Agreement”), D. Boral Capital LLC (the “Placement Agent”) has agreed to act as the exclusive placement agent in connection with this offering. The Placement Agent is not purchasing or selling any of the securities offered by this prospectus supplement but will use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus supplement. The Placement Agent may engage one or more subagents or selected dealers in connection with this offering. The offering is currently expected to close on or about May 18, 2026, subject to customary closing conditions without further notice.

Fees and Expenses

The following table shows, on a per share and total basis, the offering price, placement agent fees and proceeds to us, before expenses.

	Per share	Total
Public offering price	$10.00	$20,000,000.00
Placement agent fees(1)	$0.65	$1,300,000.00
Proceeds to us, before expenses	$9.35	$18,700,000.00

(1)

We have agreed to (i) pay a cash fee to the Placement Agent equal to 6.5% of the aggregate gross proceeds raised in this offering and (ii) reimburse certain expenses of the Placement Agent in connection with this offering.

In addition, subject to compliance with FINRA Rule 5110(f)(2)(D), we have agreed to reimburse the Placement Agent for all reasonable and documented out-of-pocket costs and expenses incident to the offering and the performance of the obligations of the Placement Agent (including, without limitation, the fees and expenses of the Placement Agent’s outside attorneys), provided that, such costs and expenses shall not exceed $50,000 without our prior written approval. We estimate our total expenses associated with this offering, excluding placement agent fees and expenses, to be approximately $370,000.

Determination of Offering Price

The public offering price of the securities we are offering was negotiated between us and the investors, in consultation with the Placement Agent based on the trading of our common stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Indemnification

We have agreed to indemnify the Placement Agent against liabilities under the Securities Act. We have also agreed to contribute to payments the Placement Agent may be required to make in respect of such liabilities.

Electronic Distribution

This prospectus supplement may be made available in electronic format on websites or through other online services maintained by the Placement Agent, or by an affiliate. Other than this prospectus supplement in electronic format, the information on the Placement Agent’s website and any information contained in any other website maintained by the Placement Agent or by an affiliate is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement is a part, has not been approved and/or endorsed by us or the Placement Agent, and should not be relied upon by investors.

Regulation M Restrictions

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of any shares of common stock sold by it while acting as a principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M promulgated under the Exchange Act.

These rules and regulations may limit the timing of purchases and sales of shares offered hereby by the Placement Agent acting as a principal. Under these rules and regulations, the Placement Agent may not engage in any stabilization activity in connection with our securities; and may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution. In connection with this offering, the Placement Agent may engage in passive market making transactions in our common stock on Nasdaq in accordance with Rule 103 of Regulation M promulgated under the Exchange Act during a period before the commencement of offers or sales of shares of our common stock and extending through the completion of the distribution.

Prohibition on Subsequent Equity Sales

We have agreed that for a period of ninety (90) days following May 15, 2026, we will not directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including any convertible securities, debt with or related to equity, any preferred stock or any purchase rights), subject to certain exceptions. In addition, we have agreed not to enter into any Variable Rate Transaction (as defined in the Securities Purchase Agreement) for a period of ninety (90) days following May 18, 2026. A “Variable Rate Transaction” includes transactions involving the issuance of common stock equivalents with floating conversion or exercise prices, or any “at-the-market” offering, equity line of credit or similar continuous offering.

Lock-up Agreements

Our directors and executive officers have entered into lock-up agreements. Under these agreements, these individuals agreed, subject to specified exceptions, not to sell or transfer any shares of common stock or securities convertible, exchangeable or exercisable into, common stock of the Company beneficially owned, held or hereafter acquired by such individuals during a period ending sixty (60) days after the completion of this offering (the “Restriction Period”). Specifically, these individuals agreed, in part, subject to certain exceptions, not to:

•

offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition at any time, including in the future (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by them or any of their affiliates (as such term is defined in Rule 501(b) under the Securities Act) (each a “Company Affiliate”) or any person in privity with them or any of their Company Affiliate), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to, any shares of common stock of the Company or securities convertible, exchangeable or exercisable into, common stock of the Company beneficially owned, held or hereafter acquired by them;

•

enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of common stock or such other securities convertible, exchangeable or exercisable into, common stock, whether any such transaction is to be settled by delivery of shares of common stock or other securities, in cash or otherwise;

•

make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any common stock or securities convertible into or exercisable or exchangeable for shares of common stock or any other securities of the Company; or

•	publicly disclose the intention to do any of the foregoing actions in this paragraph, during the Restriction Period.

Right of First Refusal

We have granted the Placement Agent a right of first refusal, for a period equal to six (6) months after the closing of this offering, to act as our exclusive placement agent in connection with any additional equity financings to be executed in the form of a registered direct offering, subject to our determination to pursue any such financing during such period and agreeing on mutually acceptable fee arrangements.

Other Relationships

From time to time, the Placement Agent and its affiliates may in the future provide various investment banking, financial advisory and other services to us and our affiliates for which services they may receive customary fees. Subject to Regulation M and other applicable statutes and regulations, in the course of its businesses, the Placement Agent and its affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the Placement Agent may at any time hold long or short positions in such securities or loans.

The foregoing includes a brief summary of certain provisions of the Placement Agency Agreement and Securities Purchase Agreement that we have entered into and does not purport to be a complete statement of their terms and conditions. A copy of the form of Securities Purchase Agreement will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon by Simpson Thacher & Bartlett LLP, New York, New York. The placement agent is being represented by Willkie Farr  & Gallagher LLP, Palo Alto, California in connection with this offering.

EXPERTS

The financial statements of LanzaTech Global, Inc. as of December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025, incorporated by reference in this prospectus supplement, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION;

INCORPORATION BY REFERENCE

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is www.lanzatech.com. The information on, or that can be accessed through, our website is not part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement and the accompanying prospectus incorporate important business and financial information about us that is not included in or delivered with this prospectus supplement or the accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, except for any information superseded by information in this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 31, 2026;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 14, 2026;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2025 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2026;

•	our Current Reports on Form 8-K and Form 8-K/A, as applicable, filed with the SEC on January 23, 2026, February 5, 2026, February 18, 2026, April 16, 2026 and April 17, 2026; and

•

the description of our common stock contained in Exhibit 4.14 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K and any corresponding information furnished under Item 9.01 or included as an exhibit therein) after the date of this prospectus supplement and prior to the completion of this offering contemplated hereby, but excluding any information furnished to, rather than filed with, the SEC.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement by writing or telephoning us at the following address:

LanzaTech Global, Inc.

8045 Lamon Avenue, Suite 400

Skokie, Illinois

(847) 324-2400

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in those documents.

PROSPECTUS

$300,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Subscription Rights

Units

From time to time, we may offer and sell up to $300,000,000 in the aggregate of the securities identified above, either individually or in combination, at prices and on terms described in one or more supplements to this prospectus. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions.

This prospectus describes the general terms of these securities and the general manner in which they may be offered. Each time we offer any securities pursuant to this prospectus, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the specific manner in which they may be offered. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should read this prospectus, the information incorporated by reference in this prospectus, the accompanying prospectus supplement, including any information incorporated by reference therein, and any applicable free writing prospectus carefully before you invest in the securities described in the applicable prospectus supplement.

Our common stock and our warrants are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “LNZA” and “LNZAW”, respectively. On October 4, 2024, the last reported sales price of our common stock was $2.04 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the securities covered by the prospectus supplement.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, directly to purchasers or through a combination of these methods, on a continuous or delayed basis from time to time. See “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. The names of any underwriters, dealers or agents involved in the distribution of our securities, their compensation and any option they hold to acquire additional securities will be described in the applicable prospectus supplement. Net proceeds from the sale of securities will be set forth in the applicable prospectus supplement.

We are incorporated in Delaware and our headquarters are in Skokie, Illinois. We are not a company that was formed under the laws of the People’s Republic of China. However, we have business operations in China, several strategic investors located in China, including Sinopec Capital Co., Ltd. (“Sinopec”), and a core team of technical, business and administrative professionals at our office in Shanghai, which support the ongoing operations and further growth of the business in China. We also hold a minority ownership stake in Beijing Shougang LanzaTech Technology Co., Ltd. (the “Shougang Joint Venture”). We license our technology in China to the Shougang Joint Venture. Entities in which the Shougang Joint Venture holds a controlling interest currently produce low carbon ethanol at four commercial scale facilities using our process technology, which, in addition to its use as fuel, is transported and processed for use in consumer products. For more information on the Shougang Joint Venture, see the section entitled “Business Overview — Key Collaboration Agreements — Shougang Joint Venture” included in

Item 1 of our Annual Report on Form 10-K for the year ended December 31, 2023, and any similar section contained in the applicable prospectus supplement and in any free writing prospectus we have authorized for use in connection with a specific offering, and under similar headings in the documents incorporated by reference into this prospectus.

We have determined the Shougang Joint Venture to be a variable interest entity (“VIE”) for which we are not the primary beneficiary. This VIE structure was implemented to effectuate the intellectual property licensing arrangement between us and the Shougang Joint Venture and is not used to provide investors with exposure to foreign investment in China-based companies where Chinese law prohibits direct foreign investment in the operating companies. We had previously determined that we were able to exercise significant influence, but no control, over the Shougang Joint Venture through our equity holdings in the Shougang Joint Venture, our representation on the VIE’s board of directors and participation in the policy-making process. Although we have the right to appoint and elect, and currently have appointed and elected, one director to the Shougang Joint Venture’s board of directors, the agreements between us, the Shougang Joint Venture and Sinopec do not provide us with the power to direct the activities that are most significant to the economic performance of the Shougang Joint Venture. Therefore we do not consolidate the Shougang Joint Venture in our financial statements. On September 30, 2022, we determined that we no longer had significant influence over the operating and financial policies of the Shougang Joint Venture due to the significant decrease in the Shougang Joint Venture’s technological dependence on us.

Although we are incorporated and headquartered in the United States, we may still be subject to certain PRC laws due to our business operations in China. We face risks and uncertainties associated with complex and evolving PRC laws and regulations and as to whether and how recent PRC government statements and regulatory developments, such as those relating to cross-border data security, anti-monopoly concerns and VIEs, would apply to us or our operations. Any application of these statements or regulatory actions to us or our operations in the future, including a limitation on or disallowance of the VIE structure by Chinese regulatory authorities, could result in a material change in our operations or in the value of the shares of our common stock. For more information, see the risks and uncertainties described under the caption “Risk Factors” beginning on page 12 of this prospectus and any similar section contained in the applicable prospectus supplement and in any free writing prospectus we have authorized for use in connection with a specific offering, and under similar headings in the documents incorporated by reference into this prospectus.

Pursuant to our license agreement with the Shougang Joint Venture, the Shougang Joint Venture transfers required payments by wire transfer to LanzaTech, Inc., our wholly owned subsidiary. As of the date of this prospectus, transfers of cash or other types of assets have been made between the Shougang Joint Venture and LanzaTech and its subsidiaries. The payments made between the Shougang Joint Venture and LanzaTech, Inc. have been in the ordinary course of business and have consisted of payments from LanzaTech, Inc. to the Shougang Joint Venture for the sale of ethanol and payments from the Shougang Joint Venture to LanzaTech, Inc. for sales of microbes, media, consumables and equipment. Payments from LanzaTech, Inc. to the Shougang Joint Venture were approximately $1.9 million and $1.1 million in the fiscal years ended December 31, 2023 and 2022, respectively, and $1.4 million during the six months ended June 30, 2024. No payments were made from LanzaTech, Inc. to the Shougang Joint Venture in the fiscal year ended December 31, 2021. Payments from the Shougang Joint Venture to LanzaTech, Inc. were approximately $0.6 million and $0.3 million in the fiscal years ended December 31, 2023 and 2022, respectively, and $0.3 million during the six months ended June 30, 2024. We did not receive any payments from the Shougang Joint Venture in the fiscal year ended December 31, 2021. We have not in the past and do not intend in the future to distribute to our stockholders any amounts that we receive from the Shougang Joint Venture. For more information, see our audited financial statements incorporated by reference in this prospectus.

Our auditor, Deloitte & Touche LLP, is not headquartered in mainland China or Hong Kong and therefore is not subject to the determinations announced by the Public Company Accounting Oversight Board (the “PCAOB”) on December 16, 2021 regarding the PCAOB’s inability to inspect or investigate registered public accounting firms headquartered in mainland China or Hong Kong. The Holding Foreign Companies Accountable Act and related regulations are not applicable to us.

Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risks and uncertainties described under the caption “Risk Factors” beginning on page 12 of this prospectus and any similar section contained in the applicable prospectus supplement and in any free writing prospectus we have authorized for use in connection with a specific offering, and under similar headings in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is  , 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (“SEC”), using the “shelf” registration process under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration statement, we may offer and sell from time to time, separately or together, any combination of our common stock, preferred stock, warrants, debt securities, subscription rights, and units in one or more offerings at an aggregate offering price of up to $300,000,000. The preferred stock, debt securities, warrants, subscription rights and units may be convertible into, or exercisable or exchangeable for, our common or preferred stock or other securities issued by us.

This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “LanzaTech,” “we,” “us,” “our” and similar terms refer to LanzaTech Global, Inc. (formerly known as AMCI Acquisition Corp. II) and its consolidated subsidiaries (including LanzaTech NZ, Inc.). References to “PRC” or “China” refer to the People’s Republic of China, which, solely for the purpose of this prospectus, exclude Taiwan and the special administrative regions of Hong Kong and Macau. We have no operations in Taiwan, Hong Kong, or Macau; however, the legal and operational risks associated with operating in China that are described in this prospectus also apply to any operations in Hong Kong and Macau.

This prospectus describes the terms of this offering also adds to and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the SEC, before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference into this prospectus) the statement in the document having the later date modifies or supersedes the earlier statement. The information contained in this prospectus or any free writing prospectus, or incorporated by reference herein or therein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus or of any sale of our shares of common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

The registration statement of which this prospectus forms a part, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. The registration statement can be obtained from the SEC’s website, www.sec.gov. Copies of information filed by us with the SEC are also available on our website at https://lanzatech.com. The reference to our website is not intended to be an active link and the information on, or that can be accessed through, our website is not, and you must not consider the information to be, a part of this prospectus or any other filings we make with the SEC.

We have not authorized anyone to provide you with information that is different from or in addition to the information contained in this prospectus or in any applicable prospectus supplement or in any related free writing prospectus. Accordingly, we take no responsibility for, or can provide any assurance as to the reliability of, any information that others may provide. You should not assume that the information in this prospectus, any applicable prospectus supplement or any free writing prospectus that we have prepared is accurate as of any date other than the date of those documents, and that any information in documents that we have incorporated by reference is accurate only as of the date of such document, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

The distribution of this prospectus and any applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons who obtain this prospectus and any applicable prospectus supplement should inform themselves about, and observe, any such restrictions. This prospectus and any applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains statements that are forward-looking and as such are not historical facts. This includes, without limitation, statements regarding the financial position, business strategy and the plans and objectives of management for future operations. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. When we discuss our strategies or plans, we are making projections, forecasts or forward-looking statements. Such statements are based on the beliefs of, as well as assumptions made by and information currently available to, LanzaTech’s management.

Forward-looking statements may include, for example, statements about:

•	our anticipated growth rate and market opportunities;

•	our ability to maintain the listing of our securities on the Nasdaq Stock Market;

•	the potential liquidity and trading of our securities;

•	our ability to resolve material litigation proceedings in our favor;

•	our ability to raise substantial additional financing in the future to fund our operations and complete the development and commercialization of our process technologies;

•	our assessment of the competitive landscape;

•	our ability to comply with laws and regulations applicable to our business;

•	our ability to enter into, successfully maintain and manage relationships with industry partners;

•	the availability of governmental programs designed to incentivize the production and consumption of low-carbon fuels and carbon capture and utilization;

•	our ability to adequately protect our intellectual property rights;

•	our ability to attract, retain and motivate qualified personnel and to manage our growth effectively;

•	our future financial performance, growth, costs and expenses, availability of resources and capital requirements;

•	our ability to increase our revenue from engineering services, sales of equipment packages and sales of CarbonSmart products and to improve our operating results;

•	our ability to increase our ownership stake in LanzaJet, Inc. through the sublicensing of LanzaJet, Inc.’s technology;

•	our ability to collaborate with our partners and progress projects into the construction phase; and

•	our ability to implement and maintain effective internal controls.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

These forward-looking statements are only predictions based on our current expectations and projections about future events and are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a competitive industry, and new risks emerge from time to time. It is not possible for the management of LanzaTech to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements in this prospectus.

The forward-looking statements included in this prospectus are made only as of the date hereof. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. LanzaTech does not undertake any obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in expectations, except as required by law.

You should read this prospectus, and the documents that have been filed as exhibits to the registration statement of which this prospectus forms a part, and any accompanying prospectus supplement with the understanding that the actual future results, levels of activity, performance, events and circumstances of LanzaTech may be materially different from what is expected.

MARKET, INDUSTRY AND OTHER DATA

Certain information contained in this document relates to or is based on studies, publications, surveys and other data obtained from third-party sources and LanzaTech’s own internal estimates and research. While we believe these third-party sources to be reliable as of the date of this prospectus, we have not independently verified the market and industry data contained in this prospectus or the underlying assumptions relied on therein. Finally, while we believe our own internal research is reliable, such research has not been verified by any independent source.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and our securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for review at the SEC’s website at www.sec.gov. We also maintain a website at www.lanzatech.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. LanzaTech’s website and the information contained on, or that can be accessed through, such website are not deemed to be incorporated by reference in, and are not considered part of, this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference into this prospectus is considered to be automatically updated and superseded. In other words, in all cases, if you are considering whether to rely on information contained in this prospectus or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference (other than any information furnished to, rather than filed with, the SEC, unless expressly stated otherwise therein) the documents listed below (File No. 001-40282 unless otherwise stated), which are considered to be a part of this prospectus:

•

our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 29, 2024 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2024, incorporated by reference therein);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 9, 2024;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the SEC on August 8, 2024;

•

our Current Reports on Form 8-K filed with the SEC on February 28, 2024 (excluding Item 2.02 and Exhibits 99.1 and 99.2), March 25, 2024, April 29, 2024, May 9, 2024 (excluding Item 2.02 and Exhibits 99.1 and 99.2), June 20, 2024, July 1, 2024, July 26, 2024, and August 8, 2024 (second filed), October 1, 2024, October 8, 2024 and October 10, 2024 (excluding Item 7.01); and

•	the description of our common stock contained in Exhibit 4.1 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 9, 2024.

All reports and other documents we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is completed, including all such reports and other documents filed with the SEC after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, will also be incorporated by reference into this prospectus and deemed to be part hereof (other than any information furnished to, rather than filed with, the SEC, unless expressly stated otherwise therein). The information contained in any such filing will be deemed to be a part of this prospectus commencing on the date on which the document is filed.

Any documents incorporated by reference into this prospectus are available without charge to you, upon written request by contacting our Investor Relations department at Investor Relations, LanzaTech Global, Inc., 8045 Lamon Avenue, Suite 400, Skokie, Illinois 60077.

THE COMPANY

LanzaTech is a nature-based carbon refining company that transforms waste carbon into the chemical building blocks for consumer goods such as sustainable fuels, fabrics, and packaging that people use in their daily lives. Using LanzaTech’s process technology, LanzaTech’s partners started up the world’s first commercial carbon refining plant in 2018 in China. Since then, LanzaTech’s partners in China have started up an additional three commercial plants operating in China, one in April 2021, another in September 2022, and the last one in June 2023. Additionally, LanzaTech’s partners have started up a commercial scale plant in India in September 2023 and in Belgium in November 2023. LanzaTech has numerous projects under development and in the pipeline globally. LanzaTech’s technology platform is designed to use a variety of waste feedstocks, from waste industrial gases to biomass residues and municipal solid waste. LanzaTech’s technology platform is designed to capitalize on the demand for sustainable fuels and chemicals, which can be used in multiple sectors such as aviation, automotive, textiles, home goods, consumer goods and others, to address the growing preference among major companies for environmentally conscious products and manufacturing processes.

LanzaTech is incorporated in Delaware and its headquarters are in Skokie, Illinois. LanzaTech is not a company that was formed under the laws of the PRC. However, LanzaTech has business operations in China, several strategic investors located in China, including Sinopec, and a core team of technical, business and administrative professionals at a LanzaTech office in Shanghai, which support the ongoing operations and further growth of the business in China. LanzaTech also holds a minority ownership stake in the Shougang Joint Venture. LanzaTech licenses its technology in China to the Shougang Joint Venture. Entities in which the Shougang Joint Venture holds a controlling interest currently produce low carbon ethanol at three commercial scale facilities using LanzaTech’s process technology, which, in addition to its use as fuel, is transported and processed for use in consumer products. For more information on the Shougang Joint Venture, see the section entitled “Business Overview — Key Collaboration Agreements — Shougang Joint Venture” included in Item 1 of our Annual Report on Form 10-K for the year ended December 31, 2023, and the corresponding sections of any prospectus supplement.

LanzaTech has determined the Shougang Joint Venture to be a VIE for which LanzaTech is not the primary beneficiary. LanzaTech holds its equity interest in the Shougang Joint Venture through its subsidiary, LanzaTech Hong Kong Limited, a limited liability company organized under the laws of Hong Kong. LanzaTech Hong Kong Limited is not a wholly foreign-owned enterprise (“WFOE”) organized under the laws of the PRC. This VIE structure was implemented to effectuate the intellectual property licensing arrangement between LanzaTech and the Shougang Joint Venture and is not used to provide investors with exposure to foreign investment in China-based companies where Chinese law prohibits direct foreign investment in the operating companies.

LanzaTech also has a subsidiary, LanzaTech China Limited, which is a WFOE organized under the laws of the PRC. This subsidiary employs the professionals that work in LanzaTech’s office in Shanghai. LanzaTech China Limited does not hold an equity interest in the Shougang Joint Venture, or in any other VIE in China.

The following chart illustrates the organizational structure of LanzaTech and its subsidiaries as of the date of this prospectus:

LanzaTech has entered into a license agreement with the Shougang Joint Venture and a letter agreement with the Shougang Joint Venture and Sinopec. Although LanzaTech has the right to appoint and elect, and currently has appointed and elected, one director to the Shougang Joint Venture’s board of directors, the agreements between LanzaTech, the Shougang Joint Venture and Sinopec do not provide LanzaTech with the power to direct the activities that are most significant to the economic performance of the Shougang Joint Venture. Therefore, LanzaTech does not consolidate the Shougang Joint Venture in its financial statements. LanzaTech may incur substantial costs to enforce the terms of the agreements. LanzaTech may also face challenges enforcing its contractual arrangements with the Shougang Joint Venture due to legal uncertainties and jurisdictional limits.

Although LanzaTech is incorporated and headquartered in the United States, LanzaTech may still be subject to certain PRC laws due to its business operations in China. LanzaTech faces risks and uncertainties associated with the complex and evolving PRC laws and regulations and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to cross-border data security, anti-monopoly concerns and VIEs, would apply to LanzaTech and its operations. Any application of these statements or regulatory actions to LanzaTech and its operations in the future, including a limitation on or disallowance of the VIE structure by Chinese regulatory authorities, could result in a material change in LanzaTech’s operations and could result in a material change in the value of the shares of the common stock.

If (i) LanzaTech does not receive or maintain any permission or approval required of it, (ii) LanzaTech inadvertently concludes that certain permissions or approvals have been acquired or are not required, or (iii) applicable laws, regulations, or interpretations thereof change and LanzaTech becomes subject to the requirement of additional permissions or approvals in the future, LanzaTech may have to expend significant time and costs to procure them. If LanzaTech is unable to do so, on commercially reasonable terms, in a timely manner or otherwise, LanzaTech may become subject to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against LanzaTech, and other forms of sanctions, and LanzaTech’s business, reputation, financial condition, and results of operations may be materially and adversely affected. For more information, see the risks and uncertainties described under the caption “Risk Factors” beginning on page 12 of this prospectus and any similar section contained in the applicable prospectus supplement and in any free writing prospectus we have authorized for use in connection with a specific offering, and under similar headings in the documents incorporated by reference into this prospectus.

Pursuant to LanzaTech’s license agreement with the Shougang Joint Venture, the Shougang Joint Venture transfers required payments by wire transfer to LanzaTech, Inc., a wholly owned subsidiary of LanzaTech. As of the date of this prospectus, transfers of cash or other types of assets have been made between the Shougang Joint Venture and LanzaTech and its subsidiaries. The payments made between the Shougang Joint Venture and LanzaTech, Inc. have been in the ordinary course of business and have consisted of payments from LanzaTech, Inc. to the Shougang Joint Venture for the sale of ethanol and payments from the Shougang Joint Venture to LanzaTech, Inc. for sales of microbes, media, consumables and equipment. Payments from LanzaTech, Inc. to the Shougang Joint Venture were approximately $1.9 million and $1.1 million in the fiscal years ended December 31, 2023 and 2022, respectively, and $1.4 million during the six months ended June 30, 2024. No payments were made from LanzaTech, Inc. to the Shougang Joint Venture in the fiscal year ended December 31, 2021. Payments from the Shougang Joint Venture to LanzaTech, Inc. were approximately $0.6 million and $0.3 million in the fiscal years ended December 31, 2023 and 2022, respectively, and $0.3 million during the six months ended June 30, 2024. We did not receive any payments from the Shougang Joint Venture in the fiscal year ended December 31, 2021. LanzaTech has not in the past and does not intend in the future to distribute to its stockholders any amounts that it receives from the Shougang Joint Venture. For more information, see the audited financial statements of LanzaTech incorporated by reference in this prospectus.

There are no restrictions or limitations on

•	foreign exchange;

•	LanzaTech’s ability to transfer cash between entities, across borders, or to U.S. investors;

•	LanzaTech’s ability to distribute earnings from the company, including its subsidiaries, to the holding company or U.S. investors; or

•	LanzaTech’s ability to settle amounts owed under agreements with the Shougang Joint Venture.

LanzaTech’s auditor, Deloitte & Touche LLP, is not headquartered in mainland China or Hong Kong and therefore is not subject to the determinations announced by the PCAOB on December 16, 2021 regarding the PCAOB’s inability to inspect or investigate registered public accounting firms headquartered in mainland China or Hong Kong. The Holding Foreign Companies Accountable Act and related regulations are not applicable to LanzaTech.

Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference.”

Business Combination

On February 8, 2023 (the “Closing Date”), LanzaTech NZ, Inc. (“Legacy LanzaTech”) and AMCI Acquisition Corp. II (“AMCI”) consummated a business combination pursuant to that certain Merger Agreement dated as of March 8, 2022, as amended on December 7, 2022, by and among Legacy LanzaTech, AMCI and AMCI Merger Sub, Inc. (“Merger Sub”). As contemplated by the Merger Agreement, Merger Sub merged with and into Legacy LanzaTech, with Legacy LanzaTech continuing as the surviving corporation and as a wholly owned subsidiary of AMCI.

Corporate Information

We were incorporated in Delaware on January 28, 2021, under the name AMCI Acquisition Corp. II, in order to effectuate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. AMCI completed its initial public offering on August 6, 2021. On February 8, 2023, AMCI and Legacy LanzaTech consummated the transactions contemplated by the Merger Agreement. On the Closing Date, AMCI changed its name to LanzaTech Global, Inc.

Our common stock is traded on Nasdaq under the symbol “LNZA.” The mailing address of our principal executive office is 8045 Lamon Avenue, Suite 400, Skokie, Illinois 60077, and our telephone number is (847) 324-2400. Our website address is https://lanzatech.com. The information contained in, or that can be accessed through, our website is not part of this prospectus. We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC.

RISK FACTORS

Investing in securities issued by us involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Before deciding whether to invest in our securities, you should consider carefully the risks described under the heading “Risk Factors” in the applicable prospectus supplement and in any of our filings with the SEC that are incorporated by reference therein.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities offered by this prospectus. Unless we indicate otherwise in the applicable prospectus supplement, we anticipate that any net proceeds will be used for working capital and general corporate purposes, including expenses related to funding research and development expenses for our clinical trials and pre-clinical studies, manufacturing and other costs associated with advancing our product candidates. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement. Pending these uses, we intend to invest the net proceeds in short-term U.S. treasury money market mutual funds.

DESCRIPTION OF COMMON STOCK

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, shares of our common stock as set forth in the applicable prospectus supplement. The following section describes the material features and rights of our common stock, $0.0001 par value per share, and does not purport to be complete. It is subject to, and qualified in its entirety by reference to, our second amended and restated certificate of incorporation, as amended (the “Charter”) and our Bylaws (the “Bylaws”) and applicable provisions of the Delaware General Corporation Law (“DGCL”). Each of our Charter and Bylaws is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

General

The Charter authorizes the issuance of 620,000,000 shares, consisting of 600,000,000 shares of common stock, $0.0001 par value per share, and 20,000,000 shares of preferred stock, $0.0001 par value per share. As of October 4, 2024, there were 197,782,055 shares of our common stock outstanding. No shares of preferred stock are currently outstanding.

Common Stock

The Charter provides the following with respect to the rights, powers, preferences and privileges of the common stock.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of shares of common stock possess all voting power for the election of LanzaTech’s directors and all other matters requiring stockholder action.

Holders of shares of common stock are entitled to one vote for each share held on all matters to be voted on by stockholders.

Dividends

Holders of shares of common stock will be entitled to receive such dividends, if any, as may be declared from time to time by the Board in its discretion out of funds legally available therefor. We do not intend to pay cash dividends on the common stock for the foreseeable future. Any payment of cash dividends in the future will be dependent upon LanzaTech’s revenues and earnings, if any, capital requirements and general financial conditions. In no event will any stock dividends or stock splits or combinations of stock be declared or made on shares of common stock unless the shares of common stock at the time outstanding are treated equally and identically.

Liquidation, Dissolution and Winding Up

In the event of LanzaTech’s voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of shares of common stock will be entitled to receive an equal amount per share of all of LanzaTech’s assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.

Preemptive or Other Rights

The LanzaTech stockholders have no preemptive or other subscription rights. No sinking fund provisions are applicable to the common stock.

Registration Rights

AMCI, certain of the Legacy LanzaTech stockholders and certain AMCI stockholders entered into a registration rights agreement, pursuant to which, among other things, such stockholders were granted certain registration rights with respect to certain shares of securities held by them.

Listing of Common Stock

Our common stock is listed on Nasdaq under the symbol “LNZA”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

DESCRIPTION OF PREFERRED STOCK

Pursuant to the Charter, our board of directors has the authority, without stockholder approval, subject to limitations prescribed by law, to provide for the issuance of up to 20,000,000 shares of preferred stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights of the shares of each series and any qualifications, limitations or restrictions thereof.

We will fix the voting rights, designations, preferences and rights of the preferred stock of each series, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to such series. We will file an exhibit to the registration statement of which this prospectus forms a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include:

•	the title and stated value;

•	the number of shares offered;

•	the liquidation preference per share;

•	the purchase price per share;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation for dividends;

•	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	our right, if any, to defer payment of dividends and the maximum length of such deferral period;

•	the procedures for auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provision for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner of calculation) and conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

•

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that might involve a premium price for holders of the shares or which holders might believe to be in their best interests. The issuance of preferred stock could adversely affect the voting power, conversion or other rights of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.

The laws of the State of Delaware provide that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes to the rights of holders of such preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

The transfer agent and registrar for any series of preferred stock will be set forth in the applicable prospectus supplement.

Certain Anti-Takeover Provisions of Delaware Law and our Charter and Bylaws

Charter and Bylaws

Among other things, the Charter and Bylaws:

•

permit the Board to issue up to 20,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change of control;

•	provide that the number of directors of LanzaTech may be changed only by resolution of the Board;

•

provide that, subject to the rights of any series of preferred stock to elect directors, directors may be removed only with cause by the holders of at least 66 2⁄3% of all of LanzaTech’s then-outstanding shares of the capital stock entitled to vote generally at an election of directors;

•

provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•

provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

•	provide that special meetings of LanzaTech’s stockholders may be called by the Board pursuant to a resolution adopted by a majority of the Board;

•

provide that the Board will be divided into three classes of directors, with the classes to be as nearly equal as possible, and with the directors serving three-year terms, therefore making it more difficult for stockholders to change the composition of the Board; and

•

do not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.

The combination of these provisions will make it more difficult for the existing stockholders to replace the Board as well as for another party to obtain control of LanzaTech by replacing the Board. Because the Board has the power to retain and discharge its officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for the Board to issue shares of preferred stock with voting or other rights or preferences that could impede the success of any attempt to change the control of LanzaTech.

These provisions are intended to enhance the likelihood of continued stability in the composition of the Board and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce LanzaTech’s vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for LanzaTech’s shares and may have the effect of delaying changes in its control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of LanzaTech’s Common Stock.

Certain Anti-Takeover Provisions of Delaware Law

LanzaTech is subject to the provisions of Section 203 of the DGCL, which prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of a corporation’s assets. However, the above provisions of Section 203 would not apply if:

•	the relevant board of directors approves the transaction that made the stockholder an interested stockholder prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of the corporation’s voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•

on or subsequent to the date of the transaction, the initial business combination is approved by the board of directors and authorized at a meeting of the corporation’s stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

These provisions may have the effect of delaying, deferring, or preventing changes in control of LanzaTech.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors of corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Charter includes a provision that eliminates the personal liability of directors for damages for any breach of fiduciary duty as a director where, in civil proceedings, the person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of LanzaTech or, in criminal proceedings, where the person had no reasonable cause to believe that his or her conduct was unlawful.

The Bylaws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We are also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers, and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, advancement and indemnification provisions in the Charter and Bylaws may discourage stockholders from bringing lawsuits against directors for breaches of their fiduciary duties. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officer pursuant to these indemnification provisions.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, stockholders will have appraisal rights in connection with a merger or consolidation of LanzaTech. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in LanzaTech’s name to procure a judgment in LanzaTech’s favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

DESCRIPTION OF DEBT SECURITIES

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, debt securities, including debentures, notes, bonds and other evidences of indebtedness as set forth in the applicable prospectus supplement. The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. Senior debt securities will be issued under a senior indenture between us and a trustee to be specified in an accompanying prospectus supplement. Subordinated debt securities will be issued under a subordinated indenture between us and a trustee to be specified in an accompanying prospectus supplement. Together, the senior indenture and the subordinated indenture are called indentures in this description. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities that we may offer from time to time.

The following summary of the material provisions of the indentures and the debt securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the applicable indenture and certificates evidencing the applicable debt securities. Therefore, you should carefully consider the applicable indenture and the certificate evidencing the applicable debt security that is filed as an exhibit to the registration statement that includes this prospectus. Other specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. In this description of the debt securities, the words “LanzaTech,” “we,” “us” or “our” refer only to LanzaTech Global, Inc. and not to our subsidiary, unless we otherwise expressly state or the context otherwise requires.

General

Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

We are not limited as to the amount of debt securities that we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series.

The prospectus supplement relating to a particular series of debt securities will set forth the material terms of the debt securities being offered, including:

•	the title of the debt securities and whether they are senior debt securities or subordinated debt securities;

•	the offering price;

•	the person who will be entitled to receive interest, if other than the record holder on the record date;

•	the maturity date or dates;

•	the interest rate or rates, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates;

•	the date from which interest will accrue, the interest payment dates and the regular record dates, or the method for calculating the dates and rates;

•	the place or places where payments of principal and interest may be made;

•	any mandatory or optional redemption provisions or sinking fund provisions and any applicable redemption or purchase prices associated with these provisions;

•	if issued other than in denominations of $1,000 or any multiple of $1,000, the denominations in which the debt securities shall be issuable;

•	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

•

if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable, whether we or a holder may elect payment to be made in a different currency and the designation of the original currency determination agent;

•	the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

•

if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount or method for determining the amount which will be deemed to be the principal amount;

•

if applicable, whether the debt securities shall be subject to the defeasance provisions described below under “Satisfaction and Discharge; Defeasance” or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

•	any conversion or exchange provisions;

•	whether the debt securities will be issuable in the form of a global security;

•	any subordination provisions applicable to the subordinated debt securities if different from those described below under “Subordinated Debt Securities”;

•	any paying agents, authenticating agents, security registrars or other agents for the debt securities, if other than the trustee;

•	any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;

•	any deletions of, or changes or additions to, the events of default, acceleration provisions or covenants;

•	any provisions relating to guaranties for the securities and any circumstances under which there may be additional obligors; and

•	any other specific terms of such debt securities.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies, or if the principal of or premium, if any, or interest on any series of debt securities is payable in a foreign currency or currencies, we will include in the applicable prospectus supplement information on the restrictions, elections, material federal income tax considerations, specific terms and other information with respect to that issue of debt securities and the foreign currency or currencies.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The U.S. federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any partial redemption of debt securities of any series, we will not be required to:

•

issue, register the transfer of or exchange any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

Under any indenture, we will initially appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Conversion or Exchange

If any debt securities being offered are convertible into or exchangeable for our common stock or other securities, the relevant prospectus supplement will set forth the terms of conversion or exchange. Those terms will include whether conversion or exchange is mandatory, at the option of the holder or at our option, and the number of shares of common stock or other securities, or the method of determining the number of shares of common stock or other securities, to be received by the holder upon conversion or exchange. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary, or its nominee, that we will identify in a prospectus supplement;

•	be deposited with the depositary or nominee or custodian; and

•	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

•	an event of default has occurred and is continuing with respect to the debt securities of the applicable series; or

•	any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indentures. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:

•	entitled to have the debt securities registered in their names;

•	entitled to physical delivery of certificated debt securities; or

•	considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither any trustee nor we will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agents

Unless otherwise indicated in a prospectus supplement, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The trustee will be designated as our initial paying agent.

We may also name any other paying agents in a prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period ending the earlier of:

•	10 business days prior to the date the money would be turned over to the applicable state; or

•	at the end of two years after such payment was due, will be repaid to us thereafter.

The holder may look only to us for such payment.

No Protection in the Event of a Change of Control

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction, whether or not such transaction results in a change in control.

Covenants

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any financial or restrictive covenants.

Consolidation, Merger and Sale of Assets

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any entity, unless:

•

the successor entity, if any, is a corporation, limited liability company, partnership, trust or other business entity existing under the laws of the United States, any State within the United States or the District of Columbia;

•	the successor entity assumes our obligations on the debt securities and under the applicable indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	certain other conditions specified in the indenture are met. Events of Default

Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, the following will be events of default for any series of debt securities under the indentures:

(1)	we fail to pay any interest on any debt security of that series when it becomes due and we subsequently fail to pay such interest for 30 days;

(2)	we fail to pay principal of or any premium on any debt security of that series when due;

(3)	we fail to deposit any sinking fund payment when due;

(4)	we fail to perform any other covenant in the applicable indenture and such failure continues for 90 days after we are given the notice required in the indentures; and

(5)	certain events including our bankruptcy, insolvency or reorganization.

Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

The trustee may withhold notice to the holders of any default, except defaults in the payment of principal, premium, if any, interest, any sinking fund installment on, or with respect to any conversion right of, the debt securities of such series. However, the trustee must consider it to be in the interest of the holders of the debt securities of such series to withhold this notice.

Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in clause (5) above, shall occur and be continuing with respect to any series of debt securities, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount and premium, if any, of the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, to be due and payable immediately.

If an event of default described in clause (5) above shall occur, the principal amount and premium, if any, of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, will automatically become immediately due and payable without any declaration or other action on the part of the trustee or any holder. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated Debt Securities.”

After acceleration, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts or interest, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder of debt securities of any series will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

(1)	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2)

the holders of at least 25%, with respect to senior debt securities, and a majority, with respect to subordinated debt securities, in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3)

the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security (if the debt security is convertible) without following the procedures listed in clauses (1) through (3) above.

We will furnish the trustee an annual statement by our officers as to whether or not we are in default in the performance of the conditions and covenants under the indenture and, if so, specifying all known defaults.

Modification and Waiver

Unless we indicate otherwise in a prospectus supplement, we and the applicable trustee may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

We may also make modifications and amendments to the indentures for the benefit of holders without their consent, for certain purposes including, but not limited to:

•	providing for our successor to assume the covenants under the indenture;

•	adding covenants or events of default;

•	making certain changes to facilitate the issuance of the securities;

•	securing the securities, including provisions relating to the release or substitution of collateral;

•	providing for guaranties of, or additional obligors on, the securities;

•	providing for a successor trustee or additional trustees;

•	curing any ambiguities or inconsistencies;

•	permitting or facilitating the defeasance and discharge of the securities; and

•	other changes specified in the indenture.

However, neither we nor the trustee may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

•	change the stated maturity of any debt security;

•

reduce the principal, premium, if any, or interest on any debt security or any amount payable upon redemption or repurchase, whether at our option or the option of any holder, or reduce the amount of any sinking fund payments;

•	reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

•	change the place of payment or the currency in which any debt security is payable;

•	impair the right to enforce any payment after the stated maturity or redemption date;

•	if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders;

•	adversely affect the right to convert any debt security if the debt security is a convertible debt security; or

•	change the provisions in the indenture that relate to modifying or amending the indenture.

Satisfaction and Discharge; Defeasance

We may be discharged from our obligations on the debt securities, subject to limited exceptions, of any series that have matured or will mature or be redeemed within one year if we deposit enough money with the trustee to pay all of the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture contains a provision that permits us to elect either or both of the following:

(1)

We may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

(2)

We may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

To make either of the above elections, we must irrevocably deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations or, in the case of debt securities denominated in a currency other than U.S. dollars, cash in the currency in which such series of securities is denominated and/or foreign government obligations. As a condition to either of the above elections, for debt securities denominated in U.S. dollars we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the action.

“Foreign government obligations” means, with respect to debt securities of any series that are denominated in a currency other than United States dollars:

•

direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of such members is pledged, which in each case are not callable or redeemable at the option of the issuer thereof;

•

obligations of a person controlled or supervised by or acting as an agency or instrumentality of a government described in the bullet above, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which are not callable or redeemable at the option of the issuer thereof; or

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any depository receipt issued by a bank as custodian with respect to any obligation specified in the first two bullet points and held by such bank for the account of the holder of such deposit any receipt, or with respect to any such obligation which is so specified and held.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law

The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York.

No Personal Liability of Directors, Officers, Employees and Shareholders

No incorporator, shareholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indentures or supplemental indentures. The indentures provide that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indentures and the issuance of the debt securities.

Regarding the Trustee

The indentures limit the right of the trustee, should it become our creditor, to obtain payment of claims or secure its claims.

The trustee is permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

The accompanying prospectus supplement will specify the trustee for the particular series of debt securities to be issued under the indentures.

Subordinated Debt Securities

The following provisions will be applicable with respect to each series of subordinated debt securities, unless otherwise stated in the prospectus supplement relating to that series of subordinated debt securities.

The indebtedness evidenced by the subordinated debt securities of any series is subordinated, to the extent provided in the subordinated indenture and the applicable prospectus supplement, to the prior payment in full, of all senior debt, including any senior debt securities, in cash or other payment satisfactory to the holders of senior debt.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, marshalling of assets, assignment for the benefit of creditors, or in bankruptcy, insolvency, receivership or other similar proceedings, payments on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt.

In the event of any acceleration of the subordinated debt securities of any series because of an event of default with respect to the subordinated debt securities of that series, holders of any senior debt would be entitled to payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt before the holders of subordinated debt securities are entitled to receive any payment or distribution.

In addition, the subordinated debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, including trade payables and lease obligations. This occurs because our right to receive any assets of our subsidiaries upon their liquidation or reorganization, and your right to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors, except to the extent that we are recognized as a creditor of such subsidiary. If we are recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of the subsidiary and any indebtedness of the subsidiary senior to us.

We are required to promptly notify holders of senior debt or their representatives under the subordinated indenture if payment of the subordinated debt securities is accelerated because of an event of default.

Under the subordinated indenture, we may also not make payment on the subordinated debt securities if:

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a default in our obligations to pay principal, premium, if any, interest or other amounts on our senior debt occurs and the default continues beyond any applicable grace period, which we refer to as a payment default; or

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a nonpayment default occurs and is continuing with respect to designated senior debt that permits holders of designated senior debt to accelerate its maturity, and the trustee receives a payment blockage notice from us or some other person permitted to give the notice under the subordinated indenture, which we refer to as a non-payment default.

We may and shall resume payments on the subordinated debt securities:

•	in case of a payment default, when the default is cured or waived or ceases to exist; and

•	in case of a nonpayment default, the earlier of when the default is cured or waived or ceases to exist or 179 days after the receipt of the payment blockage notice.

No new payment blockage period may start on the basis of a nonpayment default unless at least 365 days have elapsed from the initial effectiveness of the immediately prior payment blockage notice. No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee shall be the basis for a subsequent payment blockage notice.

As a result of these subordination provisions, in the event of our bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors. The subordination provisions will not prevent the occurrence of any event of default under the subordinated indenture.

The subordination provisions will not apply to payments from money or government obligations held in trust by the trustee for the payment of principal, interest and premium, if any, on subordinated debt securities pursuant to the provisions described under “Satisfaction and Discharge; Defeasance,” if the subordination provisions were not violated at the time the money or government obligations were deposited into trust.

If the trustee or any holder receives any payment that should not have been made to them in contravention of subordination provisions before all senior debt is paid in full in cash or other payment satisfactory to holders of senior debt, then such payment will be held in trust for the holders of senior debt.

Senior debt securities will constitute senior debt under the subordinated indenture.

Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.

Definitions

“Designated senior debt” means our obligations under any particular senior debt in which the instrument creating or evidencing the same or the assumption or guarantee thereof, or related agreements or documents to which we are a party, expressly provides that such indebtedness shall be designated senior debt for purposes of the subordinated indenture. The instrument, agreement or other document evidencing any designated senior debt may place limitations and conditions on the right of such senior debt to exercise the rights of designated senior debt.

“Indebtedness” means the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of the indenture for such series of securities or thereafter created, incurred or assumed:

•	our indebtedness evidenced by a credit or loan agreement, note, bond, debenture or other written obligation;

•	all of our obligations for borrowed money;

•	all of our obligations evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind,

•	our obligations:

•	as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, or

•	as lessee under other leases for facilities, capital equipment or related assets, whether or not capitalized, entered into or leased for financing purposes;

•	all of our obligations under interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts or similar agreements or arrangements;

•	all of our obligations with respect to letters of credit, bankers’ acceptances and similar facilities, including reimbursement obligations with respect to the foregoing;

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all of our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business;

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all obligations of the type referred to in the above clauses of another person and all dividends of another person, the payment of which, in either case, we have assumed or guaranteed, for which we are responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or which are secured by a lien on our property; and

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renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in the above clauses of this definition.

“Senior debt” means the principal of, premium, if any, and interest, including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-

petition interest is allowable as a claim in any such proceeding, on, and all fees and other amounts payable in connection with, our indebtedness. Senior debt shall not include:

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any debt or obligation if its terms or the terms of the instrument under which or pursuant to which it is issued expressly provide it shall not be senior in right of payment to the subordinated debt securities or expressly provide that such indebtedness is on the same basis or “junior” to the subordinated debt securities; or

•	debt to any of our subsidiaries.

“Subsidiary” means an entity more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more of our other subsidiaries or by a combination of us and our other subsidiaries. For purposes of this definition, “voting stock” means stock or other similar interests to us which ordinarily has or have voting power for the election of directors, or persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency

Certain Considerations Relating to Foreign Currencies

Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock, preferred stock or debt securities and be issued in one or more series. Warrants may be offered independently or in combination with common stock, preferred stock or debt securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that describe the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such securities or each principal amount of such security;

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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

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in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of any material or special U.S. federal income tax considerations of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

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in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

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in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed by the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Governing Law

Unless we otherwise specify in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase shares of our common stock or preferred stock. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any offering of subscription rights will include specific terms relating to the offering, including:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each share of common stock or preferred stock upon the exercise of the subscription rights;

•	the number of subscription rights to be offered to each shareholder;

•	the number and terms of the shares of common stock or preferred stock which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the dates on which the right to exercise the subscription rights shall commence and expire;

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the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement that we may enter into in connection with the offering of subscription rights.

The preceding summary of the terms of the subscription rights does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the subscription rights being offered, as well as any applicable subscription rights certificate and the terms of the securities to which the subscription rights relate. Therefore, you should carefully consider the actual provisions of the subscription right, and subscription agreement and the applicable securities.

DESCRIPTION OF UNITS

We may issue units comprising one or more securities described in this prospectus in any combination. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities offered under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters, dealers or agents or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions (or in any combination) at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market price; or

•	negotiated prices.

For each type and series of securities offered, the applicable prospectus supplement will set forth the terms of the offering, including, without limitation:

•	the public offering price;

•	the names of any underwriters, dealers or agents and the amount of securities underwritten or purchased by each of them, if any;

•	any delayed delivery arrangements;

•	the proceeds from the sale of securities to us and the use of proceeds from the sale of the securities;

•	any underwriting discounts, concessions, commissions, agency fees or other compensation payable to underwriters, dealers or agents;

•	any discounts or concessions allowed or re-allowed or repaid to dealers;

•	estimated offering expenses; and

•	the securities exchanges on which the securities will be listed, if any.

We may grant underwriters options to purchase additional securities at the public offering price, with additional underwriting commissions or discounts, as applicable, set forth in the prospectus supplement. The terms of any such option will be set forth in the prospectus supplement for those securities.

Underwriters or agents may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act, which includes sales made directly on Nasdaq, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.

We may issue to our existing security holders, though a dividend or similar distribution, rights to purchase shares of our common stock or preferred stock, which may or may not be transferable. In any distribution of rights to our existing security holders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to facilitate the distribution of the unsubscribed securities. The applicable prospectus supplement will describe the specific terms of any offering of our common stock or preferred stock through the issuance of rights including, if applicable, the material terms of any standby underwriting agreement or purchase agreement.

Sales Through Underwriters, Dealers or Agents; Direct Sales

If we use underwriters in any sale of securities offered under this prospectus, the underwriters will buy the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions and the underwriters will be obligated to purchase all the securities offered if they purchase any securities. The public offering price for the securities and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If we use dealers in any sale of securities offered under this prospectus, the securities will be sold to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale.

If agents are used in any sale of securities offered under this prospectus, they will use their reasonable best efforts to solicit purchases for the period of their appointment or to sell our securities on a continuing basis. If required, the prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers and will include information about any commissions they may be paid in that offering.

If securities offered under this prospectus are sold directly, no underwriters, dealers or agents would be involved.

If we sell securities through dealers or agents, or directly, the terms of any such sales will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities offered under this prospectus from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts. The prospectus supplement relating to the contracts will set forth the price to be paid for offered securities pursuant to such contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities pursuant to the contracts.

Market Making, Stabilization and Other Transactions

Each issue of a new series of securities, other than issuances of our common stock, will not have an established trading market, except as indicated in the applicable prospectus supplement. Unless indicated in the applicable prospectus supplement, we do not expect to list the offered securities on a securities exchange, except for our common stock, which is listed on Nasdaq. We can provide no assurance as to whether any of our securities will have a liquid trading market.

In order to facilitate the offering of any of the securities offered under this prospectus, the underwriters with respect to any such offering may, as described in the prospectus supplement and in accordance with applicable law, engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on these securities. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of preventing or delaying a decline in the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions. Any of these activities may have the effect of raising or maintaining the market price of our securities or preventing or delaying a decline in the market price of our securities. As a result, the market price of the securities may be higher than it otherwise would be in the absence of these transactions. The underwriters are not required to engage in these activities, and may end any of these activities at any time, all as described in the applicable prospectus supplement.

Any person participating in the distribution of securities will be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M, which may limit the timing of transactions involving the securities offered under this prospectus. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of such securities to engage in market-making activities with respect to the particular securities being distributed. All of the above may affect the marketability of the securities offered under this prospectus and the ability of any person or entity to engage in market-making activities with respect to such securities.

Derivative Transactions and Hedging

We, the underwriters or other agents engaged by us may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system, which we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

We expect that any agreements we may have with underwriters, dealers and agents will include provisions indemnifying them against certain civil liabilities, including certain liabilities under the Securities Act, or providing for contribution with respect to payments that they may be required to make. An underwriter, dealer or agent, or any of their affiliates, may be a customer of, or otherwise engage in transactions with or perform services for us in the ordinary course of business.

The specific terms of any lock-up provisions with respect to any given offering will be described in the applicable prospectus supplement.

Under the securities laws of various states, the securities offered under this prospectus may be sold in those states only through registered or licensed brokers or dealers. In addition, in various states the securities offered under this prospectus may not be offered and sold unless such securities have been registered or qualified for sale in the state or an exemption from such registration or qualification is available. We are not making an offer of securities in any state that does not permit such an offer.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities will be passed upon for us by Covington & Burling LLP, Washington, D.C. If legal matters are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The financial statements of LanzaTech Global, Inc. as of December 31, 2023 and 2022, and for each of the two years in the period ended December 31, 2023, incorporated by reference in this prospectus, and the effectiveness of LanzaTech Global, Inc.’s internal control over financial reporting as of December 31, 2023, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which express an unqualified opinion on the financial statements and an adverse opinion on the effectiveness of LanzaTech Global, Inc.’s internal control over financial reporting as of December 31, 2023. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

LanzaTech Global, Inc.

2,000,000 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Sole Placement Agent

May 15, 2026